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                                                                Exhibit 10(bg)


                                DEFIANCE, INC.
              SUPPLEMENTAL SAVINGS AND DEFERRED COMPENSATION PLAN
                                 Amendment #1
                               December 30, 1996



     Article I, Section 1.3 is added as follows:

     1.3 The Plan is intended to be an unfunded plan which provides benefits to a select group of management and highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401
          (a)(1) of the Employee Retirement Security Act of 1974, as amended. The Plan is not intended to be a plan described in Section 401(a) of the Internal Revenue Code of 1986 as amended.


     Article II, Section 2.1, item (I) is amended in its entirety as follows:

     (i) "Participant" shall mean an Employee who is a member of the select group of management or highly compensated employees as such group is described in Section 201(2), 301(a)(3) and 401(a)(1) of ERISA, who has become a Participant in accordance with Section 3.2.


     Article II, Section 2.1, item (n) is added as follows:

     (n) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


     Executed at Cleveland, Ohio this 30th day of December, 1996, effective as of July 1, 1996.


      ATTEST:                            DEFIANCE, INC.

      /s/ Michael F. Meier               By:      /s/ Jerry A. Cooper
     ------------------------                   -------------------------

                                         Title:  PRESIDENT AND C.E.O.
                                                -------------------------